Exhibit 4.3

[EXECUTION COPY]

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of August 31, 2005 (the “Amendment”) but effective on the Effective Date (as defined in Section 4 of this Amendment), among POGO PRODUCING COMPANY, a Delaware corporation (the “Borrower”), the various financial institutions which are or may become parties to the Credit Agreement, as amended hereby (collectively, the “Lenders”), BANK OF MONTREAL, acting through its Chicago, Illinois branch, as administrative agent (the “Administrative Agent”) for the Lenders, BANK OF AMERICA, N.A., TORONTO DOMINION (TEXAS) LLC and BNP PARIBAS, as Co-Syndication Agents (“Co-Syndication Agents”) for the Lenders, WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent (“Documentation Agent”) for the Lenders, and CITIBANK, N.A. and THE BANK OF NOVA SCOTIA, as managing agents (“Managing Agents”) for the Lenders.

W I T N E S S E T H

WHEREAS the Borrower, the Lenders and the Agents are parties to a certain Credit Agreement, dated as of December 16, 2004 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Credit Agreement be amended (i) to increase the aggregate Commitments of the Lenders from $750,000,000 to $1,000,000,000, (ii) to reallocate Commitments among the Lenders, (iii) to increase the Borrowing Base from $1,000,000,000 to $1,250,000,000 and (iii) to make other changes, as set forth herein; and

WHEREAS, subject to the terms and conditions of this Amendment, the Lenders and the Agents are willing to enter into this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.                                       DEFINITIONS.  Unless otherwise defined herein or the context otherwise requires, or except as the definition may be amended by this Amendment, terms used in this Amendment, including its preamble and recitals, shall have the meanings provided in the Credit Agreement, as hereby amended.

2.                                       AMENDMENT TO CREDIT AGREEMENT.

2.1                                 The definition of “Commitment Amount” contained in Section 1.1 of the Credit Agreement hereby is amended by replacing the reference to “$750,000,000” with “$1,000,000,000”.

2.2                                 Section 8.2 of the Credit Agreement hereby is amended by:

(a)                                  deleting the word “and” at the end of clause (p) thereof;

(b)                                 replacing the period at the end of clause (q) thereof with a semicolon and the word “and”; and

(c)                                  inserting a new clause (r) to read as follows:

“(r)                              Liens in favor of the Borrower upon property, revenues and assets of a Restricted Subsidiary”.

2.3                                 Section 11.1(b) of the Credit Agreement hereby is amended by replacing the phrase “increase the Commitment Amount or the Percentage of any Lender” with “increase the Commitment Amount (except pursuant to Section 2.10) or the Percentage of any Lender or amend Section 2.10”.

2.4                                 The Credit Agreement hereby is amended by replacing Schedule 2.1 to the Credit Agreement with Schedule 2.1 to this Amendment.

3.                                       BORROWING BASE.

3.1                                 In the event of the consummation of the Acquisition (as herein defined), but without giving effect to Proved Reserves acquired in connection therewith, and subject to adjustments pursuant to Section 2.8(c) of the Credit Agreement, by execution of this Amendment, each of the Administrative Agent, the Required Borrowing Base Lenders and the Borrower agree that, during the period from the date hereof to the date of the next determination of the Borrowing Base pursuant to the provisions of Section 2.8 of the Credit Agreement, the Borrowing Base shall equal $1,250,000,000.  Notwithstanding the foregoing, the Applicable Borrowing Base remains subject to adjustment due to changes in the Borrowing Base Reduction Amount as set forth in the Credit Agreement.

For purposes of this Amendment, “Acquisition” means the acquisition by Pogo Canada, ULC, a Canadian company and a wholly-owned subsidiary of the Borrower (“Pogo Canada”), from Unocal Canada Limited and Unocal Canada Alberta Hub Limited, both Canadian companies wholly owned by Unocal (as herein defined) (together, “Vendor”), of all of the outstanding shares of Northrock Resources Ltd., a Canadian company and a wholly owned subsidiary of Unocal (“Northrock”), pursuant to that certain Share Purchase Agreement, dated as of July 8, 2005 (as may be amended from time to time in accordance with the terms thereof, the “Acquisition Document”), among Unocal Corporation, a Delaware corporation (“Unocal”), and the Vendor, as seller, and the Borrower and Pogo Canada, as buyer.

3.2                                 In the event of (i) the consummation of the Acquisition and (ii) the determination of the Borrowing Base pursuant to Section 3.1 of this Amendment, each of the Administrative Agent, the Required Borrowing Base Lenders and the Borrower agree and acknowledge that the determination of the Borrowing Base set forth in Section 3.1 of this Amendment shall not be considered a Non-Standard Determination of the Borrowing Base by the Borrower, the Administrative Agent or the Required Borrowing Base Lenders for the purposes of the first sentence of Section 2.8(b) of the Credit Agreement.

3.3                                 The disposition on August 17, 2005 (notice thereof having been given as required by the Credit Agreement), by the Borrower and Pogo Overseas Production B.V., a Netherlands company and wholly-owned Subsidiary of the Borrower, of all of the issued and outstanding shares of Thaipo Limited and the 46.34% interest in B8/32 Partners to PTTEP Offshore Investment Company Limited, a Cayman Islands company, and Mitsui Oil Exploration Co., Ltd.,

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a Japanese company, will not be taken into account in connection with any determination of the Borrowing Base, whether pursuant to Section 2.8(c) of the Credit Agreement, Section 3.1 of this Amendment or otherwise.

4.                                       EFFECTIVENESS.  This Amendment shall become effective as of the date (the “Effective Date”) when the Administrative Agent shall have received the following:

(a)                                  Counterparts hereof duly executed by the Borrower, the Administrative Agent and each of the Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party);

(b)                                 (i) A “replacement” Note for each Existing Lender (as hereinafter defined) listed on Schedule 2.1 to this Amendment in the original principal amount set forth on Schedule 2.1 and (ii) a Note for each other Lender listed on Schedule 2.1 to this Amendment in the original principal amount set forth on Schedule 2.1, each duly executed by the Borrower;

(c)                                  A certificate of an Authorized Person of the Borrower dated as of the date of the effectiveness of this Amendment certifying that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment, the replacement Notes and any other Loan Documents;

(d)                                 On behalf of each of the Lenders, all fees and other amounts due and payable as agreed in writing by the Borrower, including, without limitation, any fees and other amounts due in connection with that certain Fee Letter, dated August 31, 2005, between the Borrower and the Administrative Agent; and

(e)                                  Evidence, in form and substance satisfactory to the Administrative Agent, that (i) the Acquisition shall have been, or substantially simultaneously with the funding of Loans under the Credit Agreement shall be, consummated as contemplated by and pursuant to the Acquisition Document and applicable law (without any amendment to or waiver of any material terms or conditions of the Acquisition Document not approved by the Administrative Agent), and (ii) both before and after giving effect to the consummation of the Acquisition and the effectiveness of this Amendment, no Default or Event of Default exists under the Credit Agreement.

5.                                       REARRANGEMENT AND INCREASE OF EXISTING LOANS.  Upon the effectiveness of this Amendment:

5.1                                 All of the Commitments and outstanding Obligations under the Credit Agreement as of the date of such effectiveness shall hereby be restructured, rearranged, renewed, extended and continued under the Credit Agreement (as amended hereby) and all Loans and Letters of Credit outstanding under the Credit Agreement as of the date of such effectiveness shall hereby become Loans and Letters of Credit outstanding under the Credit Agreement (as amended hereby).

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5.2                                 In connection herewith, Lenders party to the Credit Agreement prior to the effectiveness of this Amendment (the “Existing Lenders”) hereby sell, assign, transfer and convey, and the Lenders hereby purchase and accept, so much of the aggregate Commitments under, Loans outstanding under, and participations in Letters of Credit issued pursuant to, the Credit Agreement such that the Commitment of each Lender shall be as set forth on Schedule 2.1 to the Credit Agreement (as amended hereby).  The foregoing assignments, transfers and conveyances are without recourse to the Existing Lenders and without any warranties whatsoever by any Agent, any Issuing Bank or any Existing Lender as to title, enforceability, collectibility, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of each Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests.

6.                                       REPRESENTATIONS AND WARRANTIES.

In order to induce the Lenders and the Agents to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article VI of the Credit Agreement (except to the extent any such representation and warranty relates solely to an earlier date) and additionally represents and warrants as follows:

6.1                                 Organization, etc.  The Borrower has full corporate power and authority and holds all requisite Governmental Approvals to enter into and perform its obligations in respect of the Financing Transactions, as amended hereby, and this Amendment, except where the failure to have such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect.

6.2                                 Due Authorization, Non-Contravention, etc.  The execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby and by the Credit Agreement as amended by this Amendment, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not

(a)                                  contravene the Borrower’s Organic Documents;

(b)                                 contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

(c)                                  result in, or require the creation or imposition of, any Lien on any properties of the Borrower.

6.3                                 Governmental Approval, Regulation etc.  No Governmental Approval or other action by any Governmental Authority is required for the due execution, delivery or performance by the Borrower of this Amendment or any other Loan Document to be executed by it, except for the filing of this Agreement with the SEC as a material document under Rule 601(b)(iv) of Regulation S-K.

6.4                                 Validity, etc.  This Amendment and the Credit Agreement as amended hereby, constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as such enforceability is subject to the

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effect of (i) any applicable bankruptcy, insolvency, reorganization or similar law relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including concepts of materiality, reasonableness, good faith and fair dealing.

7.                                       EFFECT OF AMENDMENT.

This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect.  All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

8.                                       GOVERNING LAW, SEVERABILITY, ETC.

THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE NEW YORK.  Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

THIS WRITTEN AMENDMENT AND THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.                                       MISCELLANEOUS.

9.1                                 Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

9.2                                 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.3                                 NO ORAL AGREEMENTS.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

POGO PRODUCING COMPANY

By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer

BANK OF MONTREAL, acting through its U.S.
branches and agencies, including initially its
Chicago, Illinois branch, as Administrative Agent
and as a Lender

By:	/s/ James V. Ducote
James V. Ducote
Vice President

BANK OF AMERICA, N.A., as a Co-Syndication
Agent and as a Lender

By:	/s/ Zewditu Menelik
Zewditu Menelik
Vice President

TORONTO DOMINION (TEXAS) LLC, as a
Co-Syndication Agent and as a Lender

By:	/s/ Masood Fikree
Masood Fikree
Authorized Agent

BNP PARIBAS, as a Co-Syndication Agent and as
a Lender

By:	/s/ Douglas R. Liftman
Douglas R. Liftman
Managing Director

By:	/s/ Betsy Jocher
Betsy Jocher
Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Documentation Agent and as a
Lender

By:	/s/ Philip Trinder
Philip Trinder
Vice President

CITIBANK, N.A., as a Managing Agent and as a
Lender

By:	/s/ David E. Hunt
David E. Hunt
Attorney-in-Fact

THE BANK OF NOVA SCOTIA, as a Managing
Agent and as a Lender

By:	/s/ William E. Zarrett
William E. Zarrett
Managing Director

SCOTIABANC INC., as a Lender

By:	/s/ William E. Zarrett
William E. Zarrett
Managing Director

THE BANK OF NEW YORK, as a Lender

By:	/s/ John V. Yancey
John V. Yancey
Managing Director

FORTIS CAPITAL CORP., as a Lender

By:	/s/ Darrell Holley
Darrell Holley
Managing Director

By:	/s/ Deirdre Sanborn
Deirdre Sanborn
Senior Vice President

UFJ BANK, as a Lender

By:	/s/ Clyde L. Redford
Clyde L. Redford
Senior Vice President

UNION BANK OF CALIFORNIA, N.A., as a
Lender

By:	/s/ Ali Ahmed
Ali Ahmed
Vice President

THE ROYAL BANK OF SCOTLAND plc, as a
Lender

By:	/s/ Robert E. Poirrier Jr.
Robert E. Poirrier Jr.
Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Josh Rogers
Josh Rogers
Vice President

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ Monte E. Deckerd
Monte E. Deckerd
Vice President

COMERICA BANK, as a Lender

By:	/s/ Juli Bieser
Juli Bieser
Vice President

SUNTRUST BANK, as a Lender

By:	/s/ Sean Roche
Sean Roche
Vice President

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Kathleen J. Bowen
Senior Vice President

NATEXIS BANQUES POPULAIRES, as a
Lender

By:	/s/ Donovan C. Broussard
Donovan C. Broussard
Vice President and Manager

By:	/s/ Timothy L. Polvado
Timothy L. Polvado
Vice President and Manager

MIZUHO CORPORATE BANK, LTD., as a
Lender

By:	/s/ Raymond Ventura
Raymond Ventura
Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Chris Carter
Chris Carter
Corporate Officer

AMEGY BANK NATIONAL ASSOCIATION,
successor to Southwest Bank of Texas, N.A., as a
Lender

By:	/s/ W. Bryan Chapman
W. Bryan Chapman
Senior Vice President

SCHEDULE 2.1

COMMITMENTS

Lender	Commitments	Percentage

Bank of Montreal	$65,000,000	6.5000000000%
Bank of America, N.A.	$65,000,000	6.5000000000%
Toronto Dominion (Texas) LLC	$60,000,000	6.0000000000%
BNP Paribas	$60,000,000	6.0000000000%
Wachovia Bank, National Association	$60,000,000	6.0000000000%
Citibank, N.A.	$55,000,000	5.5000000000%
The Bank of Nova Scotia	$15,000,000	1.5000000000%
Scotiabanc Inc.	$40,000,000	4.0000000000%
The Bank of New York	$47,000,000	4.7000000000%
Fortis Capital Corp.	$47,000,000	4.7000000000%
UFJ Bank	$47,000,000	4.7000000000%
Union Bank of California, N.A.	$47,000,000	4.7000000000%
The Royal Bank of Scotland plc	$47,000,000	4.7000000000%
Société Générale	$47,000,000	4.7000000000%
U.S. Bank National Association	$47,000,000	4.7000000000%
Comerica Bank	$43,000,000	4.3000000000%
SunTrust Bank	$43,000,000	4.3000000000%
Compass Bank	$35,000,000	3.5000000000%
Natexis Banques Populaires	$35,000,000	3.5000000000%
Mizuho Corporate Bank, Ltd.	$35,000,000	3.5000000000%
Wells Fargo Bank, N.A.	$35,000,000	3.5000000000%
Amegy Bank National Association, successor to Southwest Bank of Texas, N.A.	$25,000,000	2.5000000000%
TOTAL:	$1,000,000,000	100%